EXHIBIT 23.3

DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

January 18, 2012

Vanguard Natural Resources, LLC
5847 San Felipe Suite 3000
Houston, Texas 77057

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the incorporation by reference of information taken from our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Encore Energy Partners LP. SEC Case”, and our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Vanguard Natural Resources, LLC” in the Registration Statement on Form S-3of Vanguard Natural Resources, LLC. We further consent to the reference to the name DeGolyer and MacNaughton in the “Experts” section of the Registration Statement on Form S-3, and to the incorporation by reference of the Vanguard Natural Resources LLC Annual Report on Form 10-K for the year ended December 31, 2010 in the Registration Statement on Form S-3.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGolyer and MacNaughton Texas Registered Engineering Firm F-716